UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2006

LBI MEDIA HOLDINGS, INC.

LBI MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

California

(State or other jurisdiction of incorporation)

333-110122	05-0584918
333-100330	95-4668901
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue Burbank, California	91504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 21, 2006, LBI Media, Inc. (the “Company”) announced the appointment of William S. Keenan, who is 52 years old, as its Chief Financial Officer, effective as of May 3, 2006. Lenard Liberman will resign as the Company’s Chief Financial Officer on May 3, 2006 but will continue as the Company’s Executive Vice President and Secretary.

On April 18, 2006, the Company entered into an employment agreement with Mr. Keenan. The term of the agreement commences on May 3, 2006 and expires on May 2, 2009. The Company, however, may extend the agreement for two additional periods of one year each. Pursuant to the agreement, the Company will pay to Mr. Keenan an annual salary of $250,000 with the ability to receive annual bonuses based on performance and financial results. If the Company terminates Mr. Keenan’s employment without cause during the term of his agreement, the Company must pay an amount equal to six months’ salary to Mr. Keenan. If during the term of the employment agreement, the Company’s parent consummates an initial public offering of its common stock, the Company’s parent will grant options to Mr. Keenan at an exercise price equal to the price per share of the common stock sold in the initial public offering for a number of shares such that the aggregate exercise price of all shares subject to such option is $400,000. The options will vest in three equal installments on the third, fourth and fifth anniversaries of the grant date.

Prior to joining LBI Media, Mr. Keenan served as Acting Chief Financial Officer at TVN Entertainment Corporation, a video-on-demand content solutions company. Prior to TVN, Mr. Keenan served as Chief Operating Officer and Chief Financial Officer of Casino and Gaming Television from October 2003 to December 2005. Since August 2003, Mr. Keenan has been a partner in Spun.com, Inc., an Internet site that allows for the exchange of CDs, DVDs and games, and was the Chief Executive Officer from November 1999 to August 2003. From August 1988 to July 1999, Mr. Keenan served as Senior Vice President and Chief Financial Officer of E! Entertainment Television (formerly Movietime Channel). Mr. Keenan began his career as an auditor at Deloitte and Touche, leaving as an audit manager. Mr. Keenan received his Bachelor of Arts, Economics degree from the University of California at Los Angeles.

Item 7.01.	Regulation FD Disclosure

LBI Media, Inc. issued a press release on April 21, 2006. The press release announced the appointment of Mr. William S. Keenan as the Chief Financial Officer of the Company, effective May 3, 2006. The press release is filed as Exhibit 99.1 and is hereby incorporated by reference in its entirety. The information in this Item 7.01 and the exhibit attached hereto is being furnished (not filed) under Item 7.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release of LBI Media, Inc. dated April 21, 2006 (announcing appointment of William S. Keenan as Chief Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. and LBI Media, Inc. have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on April 21, 2006.

LBI MEDIA HOLDINGS, INC.
LBI MEDIA, INC.

By:	/s/ Lenard Liberman
Lenard Liberman
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of LBI Media, Inc. dated April 21, 2006 (announcing appointment of William S. Keenan as Chief Financial Officer)